Exhibit 10.1

MASTER LEASE ASSIGNMENT AGREEMENT

This Master Lease Assignment Agreement (the “Agreement”) is made as of this 8th day of August, 2003 by and among Innkeepers USA Trust, a Maryland real estate investment trust (the “REIT”), Innkeepers USA Limited Partnership, a Virginia limited partnership (“Innkeepers USA Partnership”) (of which a wholly-owned subsidiary of the REIT is the general partner and of which the REIT indirectly owns the substantial majority of the partnership interests) and its subsidiaries described on Exhibit A(1) hereto (each, a “Lessor” and collectively, the “Lessors”), each of the subsidiaries of the REIT set forth on Exhibit A(2) hereto (each, a “TRS Lessee” and collectively, the “TRS Lessees” and together with the Lessors, Innkeepers USA Partnership and the REIT, the “REIT Parties”), Innkeepers Hospitality, Inc. and certain related entities (collectively, the “IH Entities,” each of which is set forth on Exhibit A(3) attached hereto and which is individually referred to herein as a “Lessee” and which are collectively referred to herein as the “Lessees”), and Innkeepers Hospitality Management, Inc., a Florida corporation under common control with the IH Entities (the “IH Manager”).

RECITALS

WHEREAS, the REIT beneficially owns interests in 67 hotels through its indirect ownership of partnership interests in Innkeepers USA Partnership and the Lessors;

WHEREAS, through various REIT Parties, 61 of such hotels have been leased to certain of the IH Entities;

WHEREAS, in effectuating the lease of such hotels, the Lessors (which are certain of the REIT Parties) and the Lessees (which are certain of the IH Entities) have entered into those certain Lease Agreements set forth on Exhibit B(1) attached hereto (each such agreement, as amended, individually being a “Lease,” and all such agreements, as amended, collectively being the “Leases”) for certain hotels (all of which hotels are described on Exhibit B(2) attached hereto (individually, a “Hotel” and, collectively, the “Hotels”));

WHEREAS, the Lessees have entered into certain franchise agreements (identified on Exhibit C(1), the “Franchise Agreements”) with respect to the Hotels;

WHEREAS, the Lessees self-manage all of the Hotels;

WHEREAS, the REIT desires to take advantage of the provisions of the so-called “REIT Modernization Act” (the “Act”) and create so-called “taxable REIT subsidiaries” to lease the Hotels and engage the IH Manager to act as an “eligible independent contractor” (as defined in Section 856(d)(9) of the Internal Revenue Code) and manage such Hotels pursuant to management agreements, all as permitted by the Act; and

WHEREAS, the parties desire, subject to the terms and conditions set forth in this Agreement, to (a) assign to the TRS Lessees the Leases, (b) assign the Franchise Agreements to the TRS Lessees or have reissued to the TRS Lessees new franchise agreements in substitution for the existing Franchise Agreements, and (c) enter into management agreements between the TRS Lessees and the IH Manager pursuant to which the IH Manager will manage the Hotels, all effective as of the Lease Assignment Time (as defined herein) or as otherwise contemplated by this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Defined terms shall have the meaning ascribed to them either in this Agreement or on Attachment 1 attached hereto (which is expressly made part of this Agreement).

2. Assignment of Leases and Certain Related Matters.

(a) Subject to the terms and conditions set forth herein, the REIT Parties and the IH Entities shall cause the Leases to be assigned to the applicable TRS Lessees, by execution of a Lease Assignment Agreement, in substantially the form of Exhibit 2(a) attached hereto, effective as of 11:59 p.m. on the Assignment Date (such date and time of assignment being the “Lease Assignment Time”), and from and after such assignment no party to the Leases shall have any obligations or liabilities thereunder to the other party except with respect to (i) rent and other obligations and liabilities accruing or for periods prior to the Lease Assignment Time, (ii) such terms and conditions of such Leases that expressly survive the assignment thereof and (iii) any breaches thereof by any party thereto arising, or with respect to matters or periods occurring, prior to such Lease Assignment Time. Upon such assignment, the applicable Lessee shall immediately surrender to the applicable Lessor control of the premises subject to the applicable assigned Lease and, in connection therewith, shall remise, release, surrender and quitclaim unto the applicable TRS Lessees all right, title and interest of such Lessee in and to the Lease relating to the Hotel as to which such Lease has been assigned. Subject to the terms and conditions set forth herein, the parties shall each use their good faith commercially reasonable efforts to obtain all consents of third parties necessary to the assignment of the Leases to be assigned pursuant to this Section 2(a).

(b) Franchise Agreements.

(i) Subject to the terms and conditions set forth herein, the IH Manager and the Lessee for each Hotel shall exercise their good faith commercially reasonable efforts, with respect to each Franchise Agreement and at the option of the REIT, to either (1) assist the applicable TRS Lessee and the Lessor in obtaining a replacement franchise agreement of the same brand for the balance of the term of the current applicable Franchise Agreement in favor of the applicable TRS Lessee or (2) obtain assignments of such Franchise Agreements in favor of the applicable TRS Lessee, consented to in writing by the applicable franchisor, for the balance of the term of the current Franchise Agreement, in each case, effective as of the Lease Assignment Time (or such other date and time as may be requested by the REIT), including, without limitation, executing any assignment or termination agreements or other documents reasonably required by the franchisors to effect such assignment or termination and which are not inconsistent with the terms and conditions of this Agreement.

(ii) Notwithstanding Section 2(b)(i) above, if the REIT determines, in its sole discretion, that the terms and conditions with respect to the issuance of a particular replacement Franchise Agreement or the assignment of a particular Franchise Agreement, including, without limitation, a franchisor’s Product Improvement Plan (“PIP”), new franchise terms and conditions or change of ownership terms or conditions or costs related to any of the foregoing, are unreasonable or unacceptable, the REIT may elect to so notify the applicable Lessee of such determination, in which event, at the direction of the REIT, (1) the Hotel subject thereto may be excluded from the applicable Closing or (2) such Hotel may be included in the applicable Closing and the Lessee shall maintain the Franchise Agreement for that Hotel, subject to the right of the REIT or the TRS Lessees subsequent to the Assignment Date to require the Lessee and the IH Manager to use their good faith commercially reasonable efforts to transfer the franchise license and assign the applicable Franchise Agreement to the applicable TRS Lessee or a designee thereof at any time upon reasonable notice from the REIT, but subject to franchisor consent, upon terms and conditions of assignment acceptable to the REIT and the Lessee. In the event that such Hotel is so included in the applicable Closing, the TRS Lessee shall pay the applicable franchise fees under such Franchise Agreement and the TRS Lessee, the Lessee and IH Manager shall cooperate and enter into such reasonable arrangements as between themselves and the TRS Lessee as may be necessary or appropriate to provide the benefits, subject to the detriments, of such Franchise Agreement to the TRS Lessee with respect to the applicable Hotel to the same extent as that possessed by the current Lessee.

(iii) Except with respect to any Franchise Agreement(s) maintained by the Lessees after the applicable Assignment Date pursuant to Section 2(b)(ii) hereof, the parties shall exercise their good faith commercially reasonable efforts to obtain from each franchisor a release of the applicable Lessee from all liabilities arising under each Franchise Agreement or any other related agreement, in each case, for periods and related liabilities from and after the Lease Assignment Time, and the parties shall execute and deliver all documents reasonably required by franchisors in connection therewith (other than indemnity agreements) and which are reasonable for the applicable Lessee to execute; provided, however, it is understood and agreed that the failure to obtain such a release shall not be a condition to close the transaction contemplated by this Agreement; provided further that in obtaining such releases the REIT Parties shall have no obligation to incur any liability under or with respect to such Franchise Agreement other than for periods from and after the Lease Assignment Time for which the applicable TRS Lessee is the franchisee thereunder, and the Lessees shall have no obligation to incur any liability under or with respect to such Franchise Agreement other than for periods prior to the Lease Assignment Time for which the applicable Lessee was the franchisee thereunder.

(iv) The REIT Parties will bear all documented change of ownership fees, termination fees, PIP costs and/or other fees and costs required by the franchisors and incurred in connection with Sections 2(b)(i) and (ii) hereof. Notwithstanding the foregoing, the Lessees will continue to pay when due, and will be responsible for, all fees payable under the Franchise Agreements through the assignment thereof. Upon request by the REIT Parties, the Lessees will request and shall use good faith commercially reasonable efforts to obtain from the franchisors, and deliver to the REIT Parties upon receipt, estoppel letters with respect to the Franchise Agreements.

(c) Contracts. Subject to the terms and conditions set forth herein, the Lessees shall use their good faith commercially reasonable efforts (such efforts to include, without limitation, obtaining any necessary consents to assignment) to cause all Contracts related to a Hotel, including, without limitation, insurance policies, to be assigned to either the applicable TRS Lessee or the IH Manager, as directed by the REIT, effective as of the Lease Assignment Time with respect to such Hotel, and the applicable TRS Lessee or the IH Manager, as the case may be, shall, as of such time, assume such Contracts which are so properly assigned; provided, however, that the applicable TRS Lessee or the REIT (with respect to such TRS Lessee) may elect (by written notice delivered to the applicable Lessee no less than ten (10) days prior to the applicable Assignment Date) (i) for the applicable IH Entity to maintain any Contract in connection with, and for the benefit of, the IH Manager in the operation of such Hotel or (ii) not to accept and assume (or not to direct the IH Manager to accept and assume) any Contract, in which event the applicable Lessee shall use its good faith commercially reasonable efforts to terminate such Contract as of (or as soon as practicable after) the applicable Assignment Date pursuant to the terms and conditions thereof (in which event the REIT Parties shall pay all costs associated with terminating such Contract, other than costs associated with arrearages and/or defaults). In the event of such termination of any such Contract, the IH Manager will use its good faith commercially reasonable efforts to obtain (and to take all necessary action to assist the applicable TRS Lessee in obtaining) a replacement contract reasonably acceptable to the REIT or the applicable TRS Lessee. Any such Contracts held in the name of the IH Manager will be held for the benefit of the applicable TRS Lessee in connection with the operation of the Hotel by the IH Manager pursuant to the applicable Management Agreement.

(d) Licenses. Subject to the terms and conditions set forth herein, the Lessees shall use their good faith commercially reasonable efforts (such efforts to include, without limitation, obtaining any necessary consents to assignment) to cause all Licenses related to a Hotel to be assigned to either the applicable TRS Lessee or the IH Manager, as directed by the REIT, effective as of the Lease Assignment Time with respect to such Hotel, and the applicable TRS Lessee or the IH Manager, as the case may be, shall, as of such time, assume such Licenses which are so properly assigned; provided, however, that the applicable TRS Lessee or the REIT (with respect to such TRS Lessee) may elect (by written notice delivered to the applicable Lessee no less than ten (10) days prior to the applicable Assignment Date) (i) for the applicable IH Entity to maintain any License in connection with, and for the benefit of, the IH Manager in the operation of such Hotel or (ii) not to accept and assume (or not to direct the IH Manager to accept and assume) any License, in which event the Lessee shall use its good faith commercially reasonable efforts to terminate such License as of (or as soon as practicable after) the applicable Assignment Date pursuant to the terms and conditions thereof (in which event the REIT Parties shall pay all costs associated with terminating such License, other than costs associated with arrearages and/or defaults). In the event of such termination of any such License, the IH Manager will use its good faith commercially reasonable efforts to obtain (and to take all necessary action to assist the applicable TRS Lessee in obtaining) a replacement license (including liquor licenses) reasonably acceptable to the REIT or the applicable TRS Lessee. Any such Licenses held in the name of the IH Manager will be held for the benefit of the applicable TRS Lessee in connection with the operation of the Hotel by the IH Manager pursuant to the applicable Management Agreement.

3. Consents.

(a) If the parties are unable to obtain on or prior to the initial Closing, on the terms contemplated by this Agreement, all the consents necessary to (1) the assignment of one or more of the Leases hereunder, (2) the assignment or re-issuance of a Franchise Agreement hereunder (or to the Franchise Agreement otherwise remaining in effect pursuant to the terms of Section 2(b) above) or (3) the assignment of all Contracts, Licenses and Leasehold Assets with respect to a particular Hotel which if not obtained and if the transactions contemplated by this Agreement were closed would materially adversely affect such Hotel or the applicable REIT Party, the applicable IH Entity or the IH Manager with respect thereto, then in each such case, the Lease assignment and the other transactions contemplated hereby shall not occur until such time as the foregoing no longer applies with respect to such Hotel (or the REIT, the applicable TRS Lessee and the applicable Lessee all agree to proceed to a Closing with respect to such Hotel without regard to the foregoing), at which time the Lease with respect to such Hotel shall be assigned and the related transactions as described herein as to such Lease and such Hotel shall close in accordance with the terms hereof as soon as practicable thereafter. In the event any Leases are not assigned as contemplated by the foregoing, for purposes of payments to be made at the initial Closing, the Aggregate Lease Assignment Payment (as defined herein) shall be reduced by the net positive aggregate amount, if any, of the Individual Lease Assignment Payments (as defined herein) for all such Leases not so assigned, and upon the subsequent assignment as to such a Lease as contemplated above and a Closing of the transaction contemplated hereby with respect thereto, the REIT Parties will make the Individual Lease Assignment Payment with respect to such Lease to the applicable IH Entity, enter into the applicable Management Agreement with respect thereto as contemplated by Section 4 below (such Individual Lease Assignment Payment with respect to such Lease will be paid by wire transfer of immediately available funds to such bank account(s) as the applicable IH Entity shall specify (by written notice delivered to the REIT Parties not less than three (3) business days prior to the required payment date) within five (5) business days after the date of such assignment); provided, however, that if the applicable Individual Lease Assignment Payment is less than zero, then the REIT Parties shall make no such payment and shall instead be entitled to a credit (to be utilized at the discretion of the REIT Parties) against any amounts then owing or in the future owing to any of the IH Entities or the IH Manager. As to any such consents which are not so obtained on or prior to the applicable Closing Date, the IH Entities and the IH Manager shall continue to use their good faith commercially reasonable efforts to obtain such consents after the applicable Closing Date. Notwithstanding anything contained in this Agreement to the contrary, in no event shall the REIT Parties be required to pay more than $5,250,000 in the aggregate at any time with respect to Individual Lease Assignment Payments.

(b) As to any such Leases which are not, pursuant to Section 3(a), assigned as of the initial Closing, the Lessees will continue to pay all Rent (under each such Lease) due and owing through the actual assignment time for such Lease and the actual parties to such Leases, and the related Franchise Agreements, Contracts and Licenses, shall continue to be entitled to the economic benefits, and bear the economic burdens, thereof until such actual assignment and the consummation of the transactions contemplated by this Agreement with respect thereto.

(c) Notwithstanding the provisions of this Section 3 or otherwise in this Agreement, the IH Entities and the IH Manager expressly acknowledge and agree that the consummation of the transactions contemplated by this Agreement is conditioned upon (subject to waiver by the REIT) obtaining (i) those consents and agreements (including, without limitation, as to Franchise Agreements, Contracts, Licenses, Leasehold Assets and with respect to loans secured by a Hotel (including consents and agreements of applicable lenders and third parties such as rating agencies with respect thereto)) which are necessary to the assignment of the Leases, or otherwise material with respect to the consummation of the transaction contemplated hereby, for those certain Hotels listed on Exhibit 3(c) attached hereto and (ii) those consents necessary to the assignment of the Leases, or otherwise with respect to the consummation of the transaction contemplated hereby, which if not obtained in connection with the consummation of the transaction contemplated hereby could reasonably be expected to have a Material Adverse Effect (as defined herein) on the REIT or materially and adversely affect the benefits to the REIT of the transactions contemplated by this Agreement (the consents in clauses (i) and (ii) collectively being the “Material Lease Assignment Consents”).

(d) Certain Special Arrangements. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign, or an assignment of, any Contract, License or Leasehold Asset, or any benefit arising thereunder or resulting therefrom, if an attempt at such an assignment thereof without the consent required or necessary for such assignment, would constitute a material breach thereof or in any way materially and adversely affect the rights of any of the REIT Parties or IH Entities thereunder. In such event, the REIT Parties, the IH Entities and the IH Manager shall cooperate in such arrangements, as reasonably requested by any such party, as will provide for the benefits (subject to the detriments) under or with respect to such Contract, License or Leasehold Asset in connection with the operation of the Hotel pursuant to the applicable Management Agreement. Such arrangements may include, without limitation, and at the applicable party’s request shall include, an arrangement pursuant to which the applicable IH Entities shall, subject to reasonable indemnity, nominally perform a Contract, or act with respect to a License or Leasehold Asset, but the REIT Parties and the IH Manager shall in connection with the operation of the Hotel pursuant to the applicable Management Agreement obtain the economic benefits (and detriments) of such Contract, License or Leasehold Asset, as the case may be. Cooperation shall also include, with respect to matters covered by this Section 3(d), the IH Entities’ collection of any monies owed to the IH Entities under an asset subject hereto, all for the benefit of the applicable party, and remittance to the applicable party net of any cost or expense to the IH Entities. It is understood and agreed that the REIT Parties shall not be required to enter into any arrangements pursuant to this Section 3(d) and any arrangements that may be so entered into shall be acceptable to the REIT Parties and the IH Entities in their reasonable discretion.

4. Payments, New Management Agreements and Certain Related Matters. In consideration of the transactions contemplated by this Agreement:

(a) Leasehold Assets. Subject to the terms and conditions set forth herein, at the applicable Closing the applicable Lessees shall convey, assign and deliver the Leasehold Assets (as defined herein), for each Hotel as to which a Lease is to be assigned, to the applicable

TRS Lessees, all as of the Lease Assignment Time (it being understood and agreed that no consideration other than the consideration as expressly contemplated by this Agreement shall be due or owed in connection therewith).

(b) New Management Agreements. Subject to the terms and conditions set forth herein, on the Assignment Date, the applicable TRS Lessees shall enter into a management agreement with the IH Manager for each of the Hotels as to which the applicable Lease has been assigned to the TRS Lessee, such management agreement to be in substantially the form attached hereto as Exhibit 4(b) (the “Management Agreement”) and to be effective as of the applicable Lease Assignment Time.

(c) Payments.

(i) Assignment Consideration. As consideration for the assignment of the Leases, on the first business day following the initial Closing Date (or such other date pursuant to Section 3 hereof), the REIT Parties shall deliver to the Lessees $5,250,000 (the “Aggregate Lease Assignment Payment”), as adjusted if required pursuant to Sections 3(a) or 10 hereof, if applicable, and as further adjusted as provided in Section 4(c)(ii) below, by wire transfer of immediately available funds to such bank account(s) as the Lessees shall specify (by written notice delivered to the REIT Parties not less than three (3) business days prior to the initial Closing Date). The Aggregate Lease Assignment Payment shall be allocated to the Leases for the applicable Hotels as described in Exhibit 4(c)(i) hereto (as so allocated to a particular Hotel, an “Individual Lease Assignment Payment”).

(ii) Operational Settlement.

(1) Preliminary Operational Settlement. The applicable Lessee, using its good faith efforts, shall prepare, or cause its accountants to prepare, a preliminary operational settlement statement (the “Preliminary Operational Settlement Statement”) allocating and prorating as of the Lease Assignment Time all of the items described on Exhibit 4(c)(ii) hereto with respect to each of the Hotels in the manner described in said Exhibit 4(c)(ii) and calculating the appropriate credits to be given to the REIT Parties and the Lessees as adjustments to each Individual Lease Assignment Payment (it being understood and agreed that such adjustment shall also adjust the Aggregate Lease Assignment Payment). The applicable Lessee shall cause such Preliminary Operational Settlement Statement to be delivered to the REIT Parties three (3) business days prior to the initial Closing on the basis of a good faith estimate of the amounts of the allocations and prorations as of the Lease Assignment Time. Such estimated amounts shall be used for purposes of making the Aggregate Lease Assignment Payment on the first business day following the initial Closing Date and which estimated amounts shall be finally adjusted as set forth below and a final payment shall be made, in the manner set forth below, with respect thereto to the appropriate party after such final adjustment with respect thereto. If any of the REIT Parties, in good faith, object to any of the estimates used for such prorations or allocations, the REIT Parties shall provide their good faith alternative estimations of such allocations and prorations and such allocations and prorations as estimated by the REIT Parties shall be used for purposes of calculating the Preliminary Operational Settlement Statement and the payments to be made on the first business day following the initial Closing Date, subject to adjustments as contemplated below. In the event that a Hotel is not included in the initial Closing, the Preliminary Operational Settlement Statement for such Hotel shall be prepared and delivered in accordance with the foregoing provisions of this Section 4(c)(ii)(1) in connection with the actual Closing of the transaction contemplated hereby with respect to such Hotel.

(2) Final Operational Settlement. Within ninety (90) days after the initial Closing, the applicable Lessee, using its good faith efforts, shall prepare, or cause its accountants to prepare, and deliver to the REIT a final operational settlement statement (the “Final Operational Settlement Statement” and together with the Preliminary Operational Settlement Statement, the “Settlement Statements”) re-allocating and re-prorating (based on the actual amounts) as of the Lease Assignment Time all of the items described on Exhibit 4(c)(ii) hereto with respect to each of the Hotels as to which the Leases were assigned at the initial Closing, in the manner described in said Exhibit 4(c)(ii) and re-calculating the appropriate credits to be given to the REIT Parties and the Lessees as final adjustments to each Individual Lease Assignment Payment which were paid in connection with the initial Closing (it being understood and agreed that such adjustment shall also adjust the Aggregate Lease Assignment Payment). In the event the parties have not agreed on the Final Operational Settlement Statement within thirty (30) days after it is prepared and delivered to the REIT with respect to the adjustments required to be made pursuant to this Section 4(c)(ii), upon application by any such party, a certified public accountant reasonably acceptable to the parties hereto shall determine any such adjustments which have not theretofore been agreed to by the parties hereto. The charges for such accountant shall be borne equally by the parties to such disputed adjustment. All adjustments to be made as a result of the final calculation shall be paid to the party entitled to such adjustment within thirty (30) days after the final determination thereof as contemplated above, by wire transfer of immediately available funds to such bank account(s) as such party shall specify (by written notice delivered to the party making such payment not less than three (3) business days prior to the required payment date). With respect to each Hotel in which the Lease is assigned pursuant to the terms of this Agreement after the initial Closing, and as to which a Preliminary Operational Settlement Statement has been prepared in connection with the actual Closing of the transactions contemplated hereby with respect to such Hotel, a Final Operational Settlement Statement, and any adjustments and payments, if any resulting therefrom, shall be calculated and made with respect to such Hotel after such actual Closing for such Hotel consistent with the provisions of this paragraph. In the event that costs and expenses are determined after final adjustments are made and paid, re-allocations and re-prorations shall be made and the appropriate credits shall be re-calculated from time to time, and any resulting adjustments shall be paid consistent with the principles of this Section 4(c)(ii)(2) as if such re-allocations, re-prorations, re-calculations and adjustments had been timely made.

(3) Inspection. In connection with the foregoing, the parties shall have a right to inspect and audit the other parties’ books and records relating to estimates, allocations, prorations, re-allocations and re-prorations, provided that such inspection or audit is conducted on a reasonable basis and at the offices of the party who is subject to such inspection or audit. Each affected party shall bear its own costs with respect to such inspections.

(4) GAAP. All calculations on the Settlement Statements shall be made on an accrual basis in accordance with GAAP.

(iii) Payments by Lessees. On the applicable Closing Date with respect to a Hotel, the applicable Lessee with respect to such Hotel shall (1) pay in addition to all other amounts called for under this Agreement all Rent (as defined in the applicable Lease) and other amounts due under the Lease relating to such Hotel with respect to all days through the Lease Assignment Time, (2) pay all franchise fees due under the Franchise Agreement relating to such Hotel as of the Lease Assignment Time and (3) make provisions reasonably acceptable to the REIT for payment of all trade payables, including, without limitation, franchise fees not due as of the Lease Assignment Time, with respect to all days through the Lease Assignment Time with respect to such Hotel. Such trade payables, if not paid as of the Lease Assignment Time, will be paid by the IH Entities when and as they become due. Notwithstanding anything to the contrary contained in this Agreement, the Aggregate Lease Assignment Payment shall not be required to be paid to the extent all Rent and such other amounts through and including the Assignment Date have not been paid (including through the settlement process) and all such trade payables have not so been paid (including through the settlement process) or with respect to which such provision has not been made.

5. Representations and Warranties.

(a) Notwithstanding any notices, knowledge or investigation to, of or by the REIT or any of the REIT Parties, as an inducement to the REIT Parties to enter into this Agreement and to consummate the transactions contemplated herein, each of the IH Entities and the IH Manager hereby jointly and severally represent and warrant to the REIT Parties that:

(i) Each of the IH Entities and the IH Manager is duly organized or formed, validly existing and in good standing under the laws of the state of its formation. Each of the IH Entities and the IH Manager has full power and authority to carry on the businesses in which it is engaged and to own, lease and use the properties owned, leased and used by it.

(ii) Each of the IH Entities and the IH Manager has full corporate power and authority to enter into and perform (1) this Agreement and (2) all other documents and instruments to be executed by any of the IH Entities or the IH Manager pursuant to this Agreement (such other documents and instruments collectively, the “IH Ancillary Documents”). Each of this Agreement and the IH Ancillary Documents have been (or will be) duly executed and delivered by duly authorized officers or representatives, as the case may be, of the IH Entities and the IH Manager, as the case may be. Each of this Agreement and the IH Ancillary Documents constitutes a valid and legally binding obligation of the IH Entities and the IH Manager signatory thereto, enforceable against each of such IH Entities and the IH Manager in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies). All actions on the part of each of the IH Entities and the IH Manager and their officers, directors, shareholders and other constituents which are necessary to approve this Agreement, the IH Ancillary Documents and the consummation of the transactions contemplated by this Agreement have been taken and no other or further corporate act or proceeding on the part of any of the IH Entities or the IH Manager or other act of or by their officers, directors, shareholders and other constituents is necessary to authorize this Agreement, the IH Ancillary Documents or the consummation of the transactions contemplated hereby and thereby.

(iii) Except as set forth on Exhibit 5(a)(iii), no material consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by the applicable IH Entities or the IH Manager of this Agreement, the IH Ancillary Documents or the consummation by each of the IH Entities and the IH Manager of the transactions contemplated by this Agreement or the IH Ancillary Documents.

(iv) Neither the execution and delivery of this Agreement or the IH Ancillary Documents by each of the IH Entities and the IH Manager, nor the consummation by each of the IH Entities and the IH Manager of the transactions herein and therein contemplated, will conflict with, result in a breach of, constitute a default under, or provide a right of termination or acceleration or create any lien or encumbrance under, any of the terms, conditions or provisions of (1) the Articles of Incorporation or bylaws (or other similar organizational and constituent documents) of any of the IH Entities or the IH Manager, (2) any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which the IH Manager, any of the IH Entities or Jeffrey H. Fisher is a party or by which the IH Manager or any of the IH Entities may be bound or (3) any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or any governmental authority or of any arbitration award.

(v) Except as set forth on Exhibit 5(a)(v), there are no legal actions, suits or similar proceedings pending and served, or, to the knowledge of the IH Manager or any of the IH Entities, threatened, against the IH Manager or any of the IH Entities or affecting any of the Hotels (except for those fully covered by insurance, other than applicable deductibles).

(vi) There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding against the IH Manager or any of the IH Entities which, if determined adversely to any of the IH Entities or the IH Manager, could reasonably be expected to materially and adversely affect any of the

Hotels.

(vii) Neither the IH Manager nor any of the IH Entities has (1) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (2) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property or (3) made an assignment for the benefit of creditors as an alternative to commencing a petition of bankruptcy. Each of the IH Entities and the IH Manager each (A) has assets which exceed its liabilities, (B) is able to pay its debts in the usual and ordinary course of business and (C) is able to pay its debts as they become due.

(viii) The Lessees have paid all Rent and other amounts due and owing under the Leases and have otherwise complied, in all material respects, with the terms and conditions thereof and are not in breach or default thereof.

(ix) The Lessees have paid or accrued for all sales, use, occupancy or other taxes relating to the operation of the Hotels through the applicable Lease Assignment Time.

(x) Exhibit 5(a)(x)(i) sets forth a true, complete and correct list of all Hotels at which alcoholic beverages are served. The Lessees have all necessary licenses and permits required by all regulatory authorities with respect to alcoholic beverages at such Hotels, and Exhibit 5(a)(x)(ii) sets forth a true, complete and correct list of all such necessary licenses and permits.

(xi) At each Closing, taking into account the Hotels included in such Closing and all prior Hotels as to which a Closing has occurred, the IH Manager will meet the requirements of an “eligible independent contractor” as defined in Section 856(d)(9) of the Internal Revenue Code with respect to all of such Hotels.

(xii) Except for agreements which are immaterial to the operation of the Hotels, Exhibit 5(a)(xii) sets forth a true, complete and correct list of all agreements, including all amendments or modifications thereof, as to which any of the IH Entities is a party.

(xiii) Exhibit 5(a)(xiii) sets forth a true and correct description of each sublease or Space Lease (as defined herein), including all amendments or modifications thereof, executed by any of the IH Entities.

(xiv) Exhibit 5(a)(xiv) sets forth a true, complete and correct list of all Licenses (other than liquor licenses) material to the operations of the Hotels, on a hotel-by-hotel basis, and generally with respect to the operation of the business of the Lessees. Each of the IH Entities and the IH Manager has all Licenses necessary to conduct its business as currently conducted or as currently contemplated to be conducted, and all Licenses (including liquor licenses) which are material to the operation of each Hotel have been issued and paid for, are in full force and effect and have not expired without a renewal having been applied for.

(xv) Exhibit 5(a)(xv) hereto sets forth a true, complete and correct list of all agreements, including all amendments or modifications thereof, entered into by any of the IH Entities or the IH Manager with a related or affiliated party which affect any of the Hotels or the operation thereof.

(xvi) Exhibit 5(a)(xvi) hereto sets forth a true, complete and correct list of any management agreements or other material agreements, including all amendments or modifications thereof, affecting any of the Hotels which are not otherwise described in Sections 5(a)(xii) through 5(a)(xv).

(xvii) Each agreement or License described in Sections 5(a)(xii) through 5(a)(xvi) and set forth on the corresponding exhibits is in full force and effect and constitutes a valid and binding obligation of each of the IH Entities or the IH Manager which is a party to each such agreement and, to the knowledge of each of the IH Entities and the IH Manager, all other parties thereto. Each of the IH Entities and the IH Manager has in all material respects performed the obligations required to be performed by it under such agreements and is not in default or, to the knowledge of each of the IH Entities and the IH Manager, alleged to be in default under any such agreement. To the knowledge of each of the IH Entities and the IH Manager, (1) there exists no event or condition, which after notice or lapse of time, or both, would constitute such a default and (2) there are no material defaults by any other party to any such agreement.

(xviii) Each of the IH Entities and the IH Manager has complied with all applicable laws, rules, regulations, ordinances, orders, judgments, injunctions, decrees, or other legislative, administrative or judicial restrictions (“Laws”), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of the IH Entities or the IH Manager alleging any failure so to comply. Neither the IH Manager nor any of the IH Entities knows of any proposed Laws, the adoption, approval or passage of which could, directly or indirectly, reasonably be expected to have a Material Adverse Effect on any of the IH Entities, the IH Manager or the operation of the Hotels.

(xix) Significant Supplies and any other franchisor brand standard items required to be maintained at each Hotel are in compliance with any requirements set forth by the applicable Franchise Agreements and otherwise are of sufficient quality and quantity to comply with the applicable Franchise Agreement and to permit the operation of each Hotel in the usual and ordinary course, consistent with past practice and otherwise consistent with the class and reputation of each such Hotel.

(xx) Neither the IH Manager nor any of the IH Entities has any liabilities or obligations, whether absolute, accrued, contingent or otherwise, other than (1) pursuant to, and evident from, the contracts described in this Agreement, the exhibits hereto, and the other agreements referred to herein, and (2) liabilities which would not be reasonably likely to have a Material Adverse Effect on any of the IH Entities, the IH Manager or any of the Hotels or the operation thereof.

(xxi) Since March 31, 2002, there has not been (1) any material adverse change in the assets, liabilities, business, operations or prospects of any of the IH Entities, the IH Manager or any of the Hotels, (2) any destruction or material damage (whether or not covered by insurance) affecting any asset of any of the IH Entities or the IH Manager or any of the Hotels of which the REIT does not have actual notice or (3) any sale, assignment, license, or other disposition of any material asset or right of any of the IH Entities, the IH Manager or any of the Hotels.

(xxii) Neither the IH Manager, any of the IH Entities nor, to the knowledge of each of the IH Entities and the IH Manager, any of their agents or employees has ever made (a) any illegal payment of any kind, directly or indirectly, including, without limitation, payments, gifts or gratuities to national, state or local government officials, employees or agents or (b) any payments, gifts or gratuities to its employees, customers or suppliers which would violate the law.

(xxiii) Neither the IH Manager nor any of the IH Entities has received written notice of any casualty or condemnation proceeding with respect to any Hotel that would adversely affect the ownership or operation of any Hotel of which the REIT does not have actual notice. No casualty has occurred at any Hotel, the repairs of which are expected to cost in excess of $20,000 of which the REIT does not have actual notice.

(xxiv) No services, materials or work for which a lien may attach have been supplied by contractors, subcontractors or materialmen with respect to any Hotel for which payment has not been made in full or for which provision for payment has not been made that would be material to or adversely affect the operation of any Hotel, except those that the REIT contracted for or has actual notice of and has specifically agreed to pay or reimburse Lessee for. No written notice has been received by any of the IH Entities or the IH Manager of any bill or claim for labor or services or for materials furnished to any Hotel, which remains unpaid and for which provision for payment has not (or will not as of the Closing have) been made, that would have a material adverse effect on the operation of any Hotel.

(xxv) All of the personal property used in connection with the operation of each of the Hotels is located at the applicable Hotel and, in the case of tangible personal property, is in good condition except for such personal property scheduled to be replaced in the ordinary course of business.

(xxvi) Each of the IH Entities and the IH Manager owns, leases or licenses all the Intellectual Property which is necessary or appropriate to the present conduct of the business and operations conducted at each of the Hotels and the presently contemplated conduct of such business and operations in the future, and Exhibit 5(a)(xxvi) sets forth a true, complete and correct list of all such Intellectual Property. Each of the IH Entities and the IH Manager has the right to use all such Intellectual Property and is not obligated to pay any royalties or other compensation to any other person in respect of its ownership, use or license of any of such Intellectual Property. Neither the IH Manager nor any of the IH Entities has licensed or granted any other person any rights in or otherwise permitted to exist any licenses, encumbrances or security interests with respect to such Intellectual Property. No third party is currently infringing on any of such Intellectual Property. The operation of the business of the IH Manager and each of the IH Entities at each of the Hotels, as currently conducted and as contemplated to be conducted, does not and will not conflict with or infringe on the intellectual property rights of any other person.

(xxvii) Each of the applicable IH Entities is in compliance with each of its respective Franchise Agreements, current on all franchise payments and has delivered to the REIT all notices from franchisors regarding any deficiencies, all inspection reports and all guest satisfaction survey score reports.

(xxviii) Each of the IH Entities and the IH Manager has been fully and adequately represented by independent representatives and advisors in connection with the transactions contemplated by this Agreement and has not relied on the REIT Parties or any of its employees, agents, advisors or representatives in connection with such transactions.

(xxix) The representations and warranties of each of the IH Entities and the IH Manager in this Agreement, and all representations, warranties and statements of each of the IH Entities and the IH Manager contained in any schedule, financial statement, exhibit, list or document delivered pursuant hereto or in connection herewith, do not contain any untrue statement of any material fact and do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading.

(xxx) The copies of all documents furnished by any of the IH Entities or the IH Manager to the REIT Parties pursuant to the terms of this Agreement or in connection with the transaction contemplated hereby are complete and accurate in all material respects. The information contained in the exhibits is complete and accurate.

(b) As an inducement to the IH Manager and each of the IH Entities to enter into this Agreement and to consummate the transactions contemplated herein, the REIT Parties hereby jointly and severally represent and warrant to the IH Manager and the IH Entities that:

(i) Each of the REIT Parties is duly organized or formed, validly existing and in good standing under the laws of the state of its formation.

(ii) Each of the REIT Parties has full corporate power and authority to enter into and perform (1) this Agreement and (2) all other documents and instruments to be executed by any of the REIT Parties pursuant to this Agreement (such other documents and instruments collectively, the “REIT Ancillary Documents”). Each of this Agreement and the REIT Ancillary Documents have been (or will be) duly executed and delivered by duly authorized officers or representatives, as the case may be, of the REIT Parties. Each of this Agreement and the REIT Ancillary Documents constitutes a valid and legally binding obligation of each of the REIT Parties’ signatory thereto, enforceable against each such REIT Party in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’

rights and by the availability of injunctive relief, specific performance and other equitable remedies). All actions on the part of each of the REIT Parties and their officers, directors or trustees, shareholders and other constituents which are necessary to approve this Agreement, the REIT Ancillary Documents and the consummation of the transactions contemplated by this Agreement have been taken, and no other or further corporate act or proceeding on the part of any of the REIT Parties or other act of or by their officers, directors or trustees, shareholders and other constituents is necessary to authorize this Agreement or the REIT Ancillary Documents, or the consummation of the transactions contemplated hereby and thereby.

(iii) Except as set forth on Exhibit 5(b)(iii), no consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by the applicable REIT Parties of this Agreement or the REIT Ancillary Documents or the consummation by each of the REIT Parties of the transactions contemplated by this Agreement or the REIT Ancillary Documents.

(iv) Neither the execution and delivery of this Agreement or the REIT Ancillary Documents by each of the REIT Parties nor the consummation by each of the REIT Parties of the transactions herein and therein contemplated, will conflict with, result in a breach of, constitute a default under, provide a right of termination or acceleration, or create any lien or encumbrance under, any of the terms, conditions or provisions of (1) the Limited Partnership Agreement or the Declaration of Trust, as the case may be, or the bylaws (or other similar organizational and constituent documents) of any of the REIT Parties, (2) except with respect to any consents which will be obtained prior to the applicable closing, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which any of the REIT Parties is a party or by which any of the REIT Parties may be bound or (3) any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or any governmental authority or of any arbitration award.

(v) There are no legal actions, suits or similar proceedings pending and served, or, to the knowledge of any of the REIT Parties, threatened against any of the REIT Parties which if adversely determined would materially adversely affect the ability of any of the REIT Parties to consummate the transactions contemplated hereby.

(vi) None of the REIT Parties has (1) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (2) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (3) made an assignment for the benefit of creditors as an alternative to commencing a petition of bankruptcy. Each of the REIT Parties (A) has assets which exceed its liabilities, (B) is able to pay its debts in the usual and ordinary course of business and (C) is able to pay its debts as they become due.

(vii) None of the REIT Parties has any material liabilities or obligations, whether absolute, accrued, contingent or otherwise, which would be reasonably likely to have a Material Adverse Effect on its ability to perform under this Agreement.

(viii) The representations and warranties of each of the REIT Parties in this Agreement, and all representations, warranties and statements of each of the REIT Parties contained in any schedule, financial statement, exhibit, list or document delivered pursuant hereto or in connection herewith, do not contain any untrue statement of any material fact and do not omit to state a material fact necessary in order to make the representations, warranties or statements contained herein or therein not misleading.

6. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the REIT on the third (3rd) business day immediately following the date on which the last of the conditions set forth in Section 8 hereof is first fulfilled or has been waived, provided that all such conditions continue to be so satisfied or waived on such day, and if not so satisfied or waived, the Closing shall be automatically extended from time to time until the first subsequent business day on which all such conditions are again so satisfied or waived, subject, however, to Section 15 hereof, or at such other time, date and place as the parties shall mutually agree (the “Closing Date”). In the event that the Closing occurs but all Leases have not, pursuant to the terms and conditions hereof, been assigned to the applicable REIT Parties, then the parties shall thereafter, subject to Section 15 hereof, from time to time consummate the assignment of the Leases and the other transactions contemplated hereby with respect to one or more of such Hotels, all as further contemplated by this Agreement. Each consummation of the assignment of Leases and the other transactions contemplated hereby with respect to one or more of such Hotels (whether occurring at the initial Closing or occurring on or after the initial Closing) shall be referred to herein as a Closing and the date on which each such Closing occurs shall be referred to herein as a Closing Date. Notwithstanding anything to the contrary contained herein, the parties agree that, subject to the satisfaction (or waiver) of the conditions contained in this Agreement, as soon as the parties are able to consummate the initial Closing with respect to those Hotels listed on Exhibit 3(c), they shall do so.

7. Conduct Prior to Closing. The IH Entities, the IH Manager and the REIT Parties shall have the rights and obligations which are set forth in the remainder of this Section 7 with respect to the period between the date hereof and the date on which all the Leases have been assigned to the REIT Parties and transactions contemplated hereby with respect thereto have been consummated.

(a) Obligations of the IH Entities and the IH Manager. The following are the obligations of each of the IH Entities and the IH Manager:

(i) Each of the IH Entities and the IH Manager shall give to the REIT Parties’ officers, employees, attorneys, consultants, accountants and lenders reasonable access during normal business hours to all of the properties, books, contracts, documents, current and expired insurance policies, records and personnel of each of the IH Entities and the IH Manager, which are relevant to the Hotels subject to this Agreement or the operation thereof, and shall furnish to the REIT Parties such information as the REIT Parties may at any time and from time to time reasonably request;

(ii) Without limiting (and notwithstanding) any other provision of this Agreement, each of the IH Entities and the IH Manager shall use commercially reasonable efforts and make every good faith attempt (and the REIT Parties shall reasonably cooperate with each of the IH Entities and the IH Manager) to obtain all (1) consents specified by the REIT Parties to the assignment of, or alternate arrangements satisfactory to the REIT Parties with respect to, any Contract, Franchise Agreement, License or Leasehold Asset and (2) consents and waivers from third parties necessary to effect the transactions contemplated by this Agreement;

(iii) Each of the IH Entities and the IH Manager shall use its good faith commercially reasonable efforts to preserve its business and the goodwill of its customers, suppliers and others having business relations with any of them and to retain its business organization intact, including keeping available the services of its present employees, representatives and agents, and shall maintain the Hotels and all of its properties and assets related thereto in good operating condition and repair, ordinary wear and tear excepted;

(iv) The IH Manager shall use its good faith efforts to meet the requirements to be, and maintain its status as, an “eligible independent contractor” as defined in Section 856(d)(9) of the Internal Revenue Code; provided, however, the REIT Parties shall have no obligation to assist the IH Manager in meeting such requirements or maintaining such status;

(v) Without the prior written consent of the REIT Parties, and without limiting the generality of any other provision of this Agreement, the IH Entities and the IH Manager shall not:

(1) sell, transfer or otherwise dispose of any material asset or property material to the operation of any of the Hotels except for sales in the usual and ordinary course of business and except for application of cash in payment of liabilities of the IH Entities or the IH Manager in the usual and ordinary course of business; or

(2) amend, terminate, give notice of termination with respect to or waive any material rights under any existing agreement or instrument to which any of the IH Entities or the IH Manager is a party and which are material to the operation of any of the Hotels, including, without limitation, Contracts, Licenses, Franchise Agreements and management agreements.

(b) Obligations of the REIT Parties. Consistent with the provisions of Section 3 hereof, the REIT Parties shall, as applicable, reasonably cooperate with the IH Entities and the IH Manager, and use their good faith commercially reasonable efforts to obtain consents and waivers from third parties necessary to effect the transactions contemplated by this Agreement. Notwithstanding any other provision of this Agreement to the contrary, at the election of the REIT, the REIT Parties shall be responsible for obtaining appropriate lender consents and the IH Entities and the IH Manager shall be responsible for obtaining all other consents and approvals.

(c) Joint Obligations. The following shall apply with equal force to each of the IH Entities, the IH Manager and the REIT Parties:

(i) The parties shall promptly give the other parties written notice of the existence or occurrence of any condition which would make any of its representations or warranties herein contained untrue or which might reasonably be expected to prevent the consummation of the transaction contemplated hereby;

(ii) No party shall intentionally perform any act which, if performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or which would result in any representation or warranty herein contained of said party being untrue in any material respect as if originally made on and as of a Closing Date; and

(iii) Consistent with the other provisions of the Agreement, each party shall use its respective good faith commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated hereby as soon as practicable.

8. Conditions to Each Closing.

(a) Conditions to Obligations of the IH Entities and the IH Manager. The obligation of each of the IH Entities and the IH Manager to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to a particular Closing Date, upon the non-fulfillment of any of which this Agreement may, at the option of the IH Entities and the IH Manager, be terminated to the extent provided in, pursuant to and with the effect set forth in Section 15 hereof:

(i) Each and every representation and warranty made by the REIT Parties shall have been true and correct when made and shall be true and correct as if originally made on and as of such Closing Date;

(ii) All obligations of the REIT Parties to be performed hereunder through, and including on, such Closing Date (including, without limitation, all obligations which the REIT Parties would be required to perform at such Closing if the transaction contemplated hereby was consummated) shall have been fully performed (or, as to obligations which the REIT Parties are to perform as of such Closing, the REIT Parties shall be ready, willing and able to perform such obligations against performance by the IH Entities and the IH Manager hereunder);

(iii) No suit, proceeding or investigation shall have been commenced, or threatened in writing, by any governmental authority or private person (unrelated to the IH Entities or the IH Manager) on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby; and

(iv) All of the Material Lease Assignment Consents as provided in Section 3(c) shall have been obtained with respect to each Hotel as to which the assignment is being made as of such Closing.

(b) Conditions to the Obligations of the REIT Parties. The obligation of the REIT Parties to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to a particular Closing Date, upon the non-fulfillment of any of which this Agreement may, at the option of the REIT Parties, be terminated to the extent provided in, pursuant to and with the effect set forth in Section 15 hereof:

(i) Each and every representation and warranty made by each of the IH Entities and the IH Manager shall have been true and correct when made and shall be true and correct as if originally made on and as of such Closing Date;

(ii) All obligations of each of the IH Entities and the IH Manager to be performed hereunder through, and including on, such Closing Date (including, without limitation, all obligations which each of the IH Entities and the IH Manager would be required to perform at such Closing if the transaction contemplated hereby was consummated) shall have been fully performed (or, as to obligations which the IH Entities and the IH Manager are to perform as of such Closing, the IH Entities and the IH Manager shall be ready, willing and able to perform such obligations against performance by the REIT Parties hereunder);

(iii) All of the Material Lease Assignment Consents as provided in Section 3(c) and all of the other consents, assignments, replacements, reissuances, amendments and alternate arrangements referred to in Section 3(c) shall have been obtained, in each case, with respect to each Hotel as to which the assignment is being made as of such Closing (without cost, obligation or limitation to the REIT Parties in excess of the normal, customary cost, obligations or limitations associated therewith, none of which are materially adverse individually or in the aggregate to the REIT or to the aggregate benefits intended to accrue to the REIT from the consummation of the transactions contemplated hereby) and otherwise on terms and conditions reasonably acceptable to the REIT;

(iv) No suit, proceeding or investigation shall have been commenced, or threatened in writing, by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby;

(v) The IH Manager shall then meet the requirements of an “eligible independent contractor” as defined in Section 856(d)(9) of the Internal Revenue Code and shall have provided evidence thereof, in each case, satisfactory to the REIT in its sole discretion;

(vi) Receipt from the franchisors of documentation reasonably acceptable to the REIT with respect to the Franchise Agreements;

(vii) The IH Entities and the IH Manager shall have delivered to the REIT Parties the written opinions of counsel to the IH Entities and the IH Manager, addressed to the REIT Parties and dated as of such Closing Date, in form and substance reasonably acceptable to the REIT Parties, with such changes thereto as may reasonably be required by the REIT Parties’ lenders (it being understood that the REIT Parties’ lenders may rely upon such opinions);

(viii) That certain Covenant Not to Compete, in substantially the form of Exhibit 8(b)(viii) attached hereto, shall have been entered into and be in full force and effect;

(ix) The owner’s agreements with respect to each Franchise Agreement as to the Hotels included in such Closing shall have been terminated, on terms and conditions acceptable to the REIT in its sole discretion;

(x) The IH Entities and the IH Manager shall have delivered to the REIT Parties the consents, “comfort letters” and similar documents contemplated by Section 13 hereof; and

(xi) All of the Hotels listed on Exhibit 3(c) shall be included in the initial Closing.

9. Closing Documents and Deliveries. At the initial Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Section 9. All documents which each of the IH Entities and the IH Manager shall deliver shall be in form and substance reasonably satisfactory to the REIT Parties and their counsel. All documents which the REIT Parties shall deliver shall be in form and substance reasonably satisfactory to the IH Entities, the IH Manager and their counsel. As to any Closing that occurs subsequent to the initial Closing, the parties shall comply with this Section 9 as nearly as practicable with respect to such subsequent Closing.

(a) Closing Deliveries by the IH Entities and the IH Manager. Subject to the fulfillment or written waiver of the conditions set forth in Section 8(a), at a particular Closing each of the IH Entities and the IH Manager, as applicable, shall execute and/or deliver or cause to be executed and delivered to the REIT Parties all of the following:

(i) certified copies of the Certificate or Articles of Incorporation, as applicable, and bylaws (or other similar organizational and constituent documents) of each of the IH Entities and the IH Manager;

(ii) certificates of good standing for each of the IH Entities and the IH Manager, issued not earlier than ten (10) days prior to such Closing by the applicable Secretaries of State;

(iii) an incumbency and specimen signature certificate with respect to the officers of each of the IH Entities and the IH Manager executing this Agreement and the IH Ancillary Documents on behalf of such parties;

(iv) a certified copy of resolutions of the board of directors, stockholders and other constituents, for each of the IH Entities and the IH Manager authorizing the execution, delivery and performance of this Agreement and the IH Ancillary Documents;

(v) a bill of sale, executed by each of the IH Entities, conveying all of the Leasehold Assets with respect to each Hotel, as to which a Lease is being assigned hereunder at such Closing, to the REIT Parties, free and clear of all liens, claims, encumbrances and security interests other than those set forth on Exhibit 9(a)(v) hereto;

(vi) a counterpart to the Preliminary Operational Settlement Statement;

(vii) evidence acceptable to the REIT in its sole discretion that the IH Manager has met the requirements to be an “eligible independent contractor” as defined in Section 856(d)(9) of the Internal Revenue Code, including, without limitation, an opinion from the REIT’s regular outside tax counsel;

(viii) copies of the consents obtained by the IH Entities and the IH Manager;

(ix) a duly executed franchisor counterpart to a replacement, or assignment, for each Franchise Agreement for each Hotel included in such Closing and operating under a Franchise Agreement in favor of the applicable TRS Lessee in accordance with Section 2(b) hereof;

(x) a duly executed counterpart to an Assignment of Contracts and Assumption Agreement for each Hotel included in such Closing, in form and substance reasonably acceptable to the REIT Parties and consistent with the terms and conditions of this Agreement, covering all Contracts to be assigned and assumed as of such Closing Date in accordance with Section 2(c) hereof;

(xi) a duly executed counterpart to an Assignment of Licenses and Assumption Agreement for each Hotel included in such Closing, in form and substance reasonably acceptable to the REIT Parties and consistent with the terms and conditions of this Agreement, covering all Licenses to be assigned and assumed as of such Closing Date in accordance with Section 2(d) hereof, or, to the extent any Licenses are not assignable, replacement licenses in accordance with Section 2(d) hereof;

(xii) a duly executed counterpart to the Management Agreement substantially in the form of Exhibit 4(b) with respect to each Hotel included in such Closing;

(xiii) a duly executed counterpart to the Lease Assignment Agreement with respect to each Hotel included in such Closing;

(xiv) a duly executed counterpart to the Covenant Not to Compete in substantially the form of Exhibit 8(b)(viii) attached hereto (unless such a counterpart was previously executed and delivered in connection with a prior Closing, and in such case, a statement acknowledging such agreement remains in full force and effect);

(xv) a duly executed counterpart to the Pooling and Cumulation Agreement in substantially the form of Exhibit 9(a)(xv) attached hereto (unless such a counterpart was previously executed and delivered in connection with a prior Closing, and in such case, a statement acknowledging such agreement remains in full force and effect and that the Hotels included in such Closing shall be subject to such agreement);

(xvi) a certificate duly executed by the president of each of the IH Entities and the IH Manager (or any other officer of such parties specifically authorized to do so), on behalf of each of the IH Entities and the IH Manager, that the representations and warranties of such parties contained in this Agreement shall be true and correct as of such Closing Date as if then originally made, except for any such representations or warranties which were made as of a specific date, which representations and warranties shall have been true as of such date (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue);

(xvii) a certificate duly executed by the president of each of the IH Entities and the IH Manager (or any other officer of such parties specifically authorized to do so), on behalf of each of the IH Entities and the IH Manager, that each of the covenants and other obligations of each of the IH Entities and the IH Manager to be performed by it on or before such Closing Date pursuant to the terms of this Agreement, to the extent not waived by the REIT Parties in writing, and each of the provisions hereof to be complied with by each of the IH Entities and the IH Manager on or before such date, shall have been duly performed and complied with in all respects (or, if any such covenant or provision has not been so duly performed or complied with, indicating the respect in which such covenant or provision has not been performed or complied with);

(xviii) affidavits of each of the IH Entities and the IH Manager in form and substance required under the Treasury Regulations as to non-foreign status pursuant to Section 1445 of the Internal Revenue Code;

(xix) all payments (including credits on Preliminary Operational Settlement Statements) required to be made by the IH Entities and the IH Manager on such Closing Date as set forth in Section 4 hereof;

(xx) upon request by the REIT, all books and records (including, without limitation, accounting and financial records) kept by the IH Entities which relate to the operation of the Hotels included in such Closing;

(xxi) duly executed opinions of counsel to the IH Entities and the IH Manager in form and substance reasonably acceptable to the REIT Parties, addressed to the REIT Parties, and dated as of such Closing Date;

(xxii) an estoppel certificate from each applicable taxing authority that all sales, use and occupancy taxes with respect to the Hotels included in such Closing have been paid in full;

(xxiii) the consents, “comfort letters” and similar documents contemplated by Section 13 hereof; and

(xxiv) such other documents as may be reasonably requested by the REIT Parties in connection with the consummation at such Closing of the transactions contemplated by this Agreement.

(b) Closing Deliveries by the REIT Parties. Subject to the fulfillment or written waiver of the conditions set forth in Section 8(b), at a particular Closing the REIT Parties shall execute and/or deliver or cause to be executed and delivered to the IH Entities and the IH Manager, as applicable, all of the following:

(i) certified copies of the Certificate or Articles of Incorporation, Declaration of Trust or Certificate of Limited Partnership, as the case may be, and bylaws (or other similar organizational and constituent documents) of each of the REIT Parties;

(ii) certificates of good standing for each of the REIT Parties, issued not earlier than ten (10) days prior to such Closing by the applicable Secretaries of State;

(iii) an incumbency and specimen signature certificate with respect to the officers of each of the REIT Parties executing this Agreement and the REIT Ancillary Documents on behalf of such parties;

(iv) a certified copy of resolutions of the board of directors, trustees and other constituents for each of the REIT Parties authorizing the execution, delivery and performance of this Agreement and the REIT Ancillary Documents;

(v) a duly executed counterpart to the Preliminary Operational Settlement Statement;

(vi) a duly executed counterpart to a replacement, or assignment, for each Franchise Agreement for each Hotel included in such Closing and operating under a Franchise Agreement in favor of the applicable TRS Lessee in accordance with Section 2(b) hereof;

(vii) a duly executed counterpart to an Assignment of Contracts and Assumption Agreement for each Hotel included in such Closing, in form and substance reasonably acceptable to the IH Entities and the IH Manager and consistent with the terms and conditions of this Agreement, covering all Contracts to be assigned and assumed as of such Closing Date in accordance with Section 2(c) hereof;

(viii) a duly executed counterpart to an Assignment of Licenses and Assumption Agreement for each Hotel included in such Closing, in form and substance reasonably acceptable to the IH Entities and the IH Manager and consistent with the terms and conditions of this Agreement, covering all Licenses to be assigned and assumed as of such Closing Date in accordance with Section 2(d) hereof;

(ix) a duly executed counterpart to the Management Agreement substantially in the form of Exhibit 4(b) with respect to each Hotel included in such Closing;

(x) a duly executed counterpart to the Lease Assignment Agreement with respect to each Hotel included in such Closing;

(xi) a duly executed counterpart to the Covenant Not to Compete in substantially the form of Exhibit 8(b)(viii) attached hereto (unless such a counterpart was previously executed and delivered in connection with a prior Closing, and in such case, a statement acknowledging such agreement remains in full force and effect);

(xii) a duly executed counterpart to the Pooling and Cumulation Agreement substantially in the form of Exhibit 9(a)(xv) attached hereto (unless such a counterpart was previously executed and delivered in connection with a prior Closing, and in such case, a statement acknowledging such agreement remains in full force and effect and that the Hotels included in such Closing shall be subject to such agreement);

(xiii) copies of the consents obtained by the REIT Parties;

(xiv) a certificate duly executed by the vice president of each of the REIT Parties (or any other officer of such parties specifically authorized to do so), on behalf of each of the REIT Parties, that the representations and warranties of such parties contained in this Agreement shall be true and correct as of such Closing Date as if then originally made, except for any such representations or warranties which were made as of a specific date, which representations and warranties shall have been true as of such date (or, if any such representation or warranty is untrue in any respect, specifying the respect in which the same is untrue);

(xv) a certificate duly executed by the vice president of each of the REIT Parties (or any other officer of such parties specifically authorized to do so), on behalf of each of the REIT Parties, that each of the covenants and other obligations of the REIT Parties to be performed by each of them on or before such Closing Date pursuant to the terms of this Agreement, to the extent not waived by the IH Entities and the IH Manager in writing, and each of the provisions hereof to be complied with by the REIT Parties on or before such date, shall have been duly performed and complied with in all respects (or, if any such covenant or provision has not been so duly performed or complied with, indicating the respect in which such covenant or provision has not been performed or complied with);

(xvi) such other documents as may be reasonably requested by the IH Entities and the IH Manager in connection with the consummation at such Closing of the transactions contemplated by this Agreement.

10. Interim Lease Terminations. From and after the date hereof and prior to the date of assignment hereunder of the Lease with respect to a particular Hotel, a Lessor may terminate the Lease with respect to such Hotel upon sale of the Hotel, to the extent such sale is permitted as set forth in the Lease for such Hotel (an “Interim Lease Termination”). At the option of the applicable REIT Party, in the event of such a sale, the REIT Party may (a) comply with the terms and conditions of the applicable Lease with respect to such sale (provided that any substitution that occurs may at the option of the REIT be with a Management Agreement as opposed to a new lease) or (b) alternatively, in connection therewith terminate the applicable Lease in consideration of (i) payment of the Individual Lease Assignment Payment for the applicable Hotel as set forth on Exhibit 4(c)(i) attached hereto and (ii) the provision of a credit to the IH

Manager under Section III.C of the Pooling and Cumulation Agreement equal to the amount which would have been required to be paid to the IH Manager with respect to a termination under Section 4.01 of the Management Agreement for the Hotel subject to such Lease if the Management Agreement for such Hotel were in effect as of the date of such sale. If an Interim Lease Termination occurs, the consideration to which the Lessee is entitled pursuant to clause (a) above shall be received by Lessee within the time period provided for in the related Lease. In the event that a payment is made pursuant to clauses (a) or (b) above with respect to any Interim Lease Terminations, the Aggregate Lease Assignment Payment shall be reduced by the amount equal to the Individual Lease Assignment Payments for all such Leases as to which an Interim Lease Termination has occurred. All payments paid pursuant to this Section 10 shall be made by wire transfer of immediately available funds to such bank account(s) as the Lessees shall specify (by written notice delivered to the REIT Parties not less than three (3) business days prior to the required payment date). Notwithstanding the foregoing, it is understood and agreed that no consideration shall be owed to any of the IH Entities or the IH Manager by the REIT Parties if an Interim Lease Termination occurs with respect to either or both of the Leases for Winston-Salem or Eden Prairie.

11. Closing Inventories. On a Closing Date, the IH Entities and the IH Manager shall cause each Hotel included in such Closing to have on hand, at no cost to the REIT Parties, inventories of the Significant Supplies at the levels and of the quality described on Exhibit 11 and all other supplies at levels consistent with past practices, but in any event as may be necessary or appropriate under then-current franchise brand standards and for the conduct of the business at such Hotel.

12. Subordination; Special Purpose Entities. The REIT Parties, the IH Entities and the IH Manager hereby agree to subordinate to lenders, franchisors and the like all agreements as may be reasonably requested by such parties in order for such parties to provide their consents to the completion of the transactions contemplated by this Agreement. The parties acknowledge that such lenders, franchisors and the like may require that one or more “special purpose entities” be formed as wholly-owned affiliates or subsidiaries of the REIT or wholly-owned affiliates, subsidiaries or “sister” entities of the IH Entities or the IH Manager and by their execution hereof, the parties hereby agree to form and organize such entities and to cause such entities to become party to the appropriate documents contemplated hereby and assume the rights and obligations with respect to the Hotels to be managed by such entities as may be required by such lenders, franchisors and the like.

13. Financial Information. From and after the date hereof, each of the IH Entities agrees to (a) provide such financial information with respect to the Lessees and the Hotels as may be reasonably requested by the REIT Parties and their respective permitted successors and assigns and (b) obtain from their independent public accountants such audits, reviews, consents, “comfort letters” and similar documents relating to the financial information described in clause (a) above as may reasonably be requested by the REIT Parties and their respective permitted successors and assigns for compliance with their respective disclosure obligations under state and federal securities laws and applicable stock exchange rules and in connection with financings or similar transactions.

14. Further Covenants and Agreements.

(a) Cooperation. Each party hereby agrees to cooperate in good faith with the other parties and to execute and deliver such other agreements, documents or instruments as may be necessary or desirable in connection with the transactions contemplated by this Agreement (including, without limitation, the assignment of the Leases and the operational settlement procedures described in Section 4(c)(ii)). Notwithstanding the foregoing, the parties agree that the Lessees’ compliance with the provisions of Sections 7(a)(iv) and 8(b)(v) of this Agreement is solely the responsibility of the Lessees and nothing herein shall be deemed to require the REIT Parties to take any action or execute any agreement or waiver with respect thereto. Notwithstanding any other provision of this Agreement, it is understood and agreed that the parties’ respective obligations to use their good faith commercially reasonable efforts to take action hereunder and to otherwise cooperate with respect to the consummation of the transactions contemplated hereby shall not require the REIT Parties, collectively on the one hand, and the IH Entities and the IH Manager, collectively on the other hand, to take any action or incur any cost, expense or obligation which would materially detract (in such parties’ good faith judgment) from the aggregate benefits intended to accrue to such parties from the consummation of the transactions contemplated hereby.

(b) Hotel Budgets. The Lessees have prepared and submitted to the TRS Lessees and the Lessors operating budgets for each Hotel for 2003 effective January 1, 2003.

(c) Rent Payment. The Lessees shall pay all Rent owing prior to the applicable Lease Assignment Time as and when it becomes due.

(d) Employees. The IH Entities and the IH Manager acknowledge that the IH Entities shall be responsible for payment of, and shall pay when due under applicable law, all wages and salaries payable to, and all vacation pay, sick pay and other paid time off, pension and welfare benefits, payroll taxes and other fringe benefits accrued with respect to all individuals employed at the Hotels relating to the period prior to the applicable Lease Assignment Time. Subject to the Management Agreement, the IH Manager shall be responsible for payment of all such wages, salaries and benefits relating to the period commencing on and from the Assignment Date with respect to all the Hotels managed by the IH Manager and leased by the TRS Lessees. Notwithstanding anything to the contrary contained in this Agreement, at no time whether before, on or after the date on which a Lease with respect to such a Hotel is assigned to a TRS Lessee, shall any of the employees at such Hotel (including any employees of any manager thereof), be or be deemed to be the employees of any of the REIT Parties, or be or be deemed to be transferred to any of the REIT Parties pursuant to the terms hereof. If required, each of the applicable IH Entities and the IH Manager will comply with the notice and other requirements under the Worker Adjustment Retraining and Notification Act (the “WARN Act”), the Consolidated Omnibus Budget Reconciliation Act or any similar state or local legislation with respect to such employee matters, and such obligation shall survive each Closing, notwithstanding anything to the contrary in the WARN Act. Because the REIT Parties at no time will be or be deemed to be the employer of the employees at any Hotel, it is expressly understood and agreed (subject to the Management Agreement) that the REIT Parties are not and shall not be responsible or liable, directly or indirectly, for the payment of any benefits (including unemployment benefits), severance liability, compensation, pay, bonus or other obligations, of whatever nature, due or alleged to be due to any current or former employee at the Hotels, including employees of any current or former manager thereof, or of any of the IH

Entities attributable to any time period up to, on and after the date on which a related Lease with respect to such a Hotel is assigned to a TRS Lessee. Similarly, there shall be no union agreements, pension plans, health plans, benefit plans, deferred compensation plans, bonus plans or vacation plans or similar agreements for or concerning such employees which shall be binding upon the REIT Parties, except to the extent assumed by the IH Manager and provided for in the Management Agreement.

15. Termination.

(a) This Agreement may be terminated, but only with respect Hotels and related Leases as to which a Closing has not occurred pursuant to this Agreement:

(i) as to one or more of such Hotels and related Leases, at any time by mutual written agreement of the REIT and Innkeepers Hospitality, Inc.;

(ii) as to all such Hotels and related Leases, by any party hereto upon notice if a Closing for (1) all the Hotels set forth on Exhibit 3(c) shall not have occurred on or before November 4, 2003 or (2) all Hotels shall not have occurred on or before August 4, 2004; provided, however, that the right to terminate this Agreement under this Section 15(a)(ii) shall not be available to a party if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the breach of this Agreement or the bad faith or willful misconduct of such party (or (A) in the case of any REIT Party, any other REIT Party or (B) in the case of any IH Entity or the IH Manager, any other IH Entity or the IH Manager); provided, further, that no party shall be relieved of any liability or obligation for any material breach of this Agreement prior to such termination or for any breach of this Agreement which arises out of or results from such party’s bad faith or willful misconduct;

(iii) as to all such Hotels and related Leases, by the REIT upon notice if there is a breach of any material covenant or material agreement to be complied with or performed by the IH Manager or any of the IH Entities pursuant to the terms of this Agreement or a breach of any material representation or warranty of the IH Manager or the IH Entities and such breach is incapable of being cured or is not cured within thirty (30) days of notice being given thereof;

(iv) as to all such Hotels and related Leases, by Innkeepers Hospitality, Inc. upon notice if there is a breach of any material covenant or material agreement to be complied with or performed by the REIT Parties pursuant to the terms of this Agreement or a breach of any material representation or warranty of the REIT Parties and such breach is incapable of being cured or is not cured within thirty (30) days of notice being given thereof; or

(v) as to all such Hotels and related Leases, by any party as set forth in Section 3(c) hereof.

(b) Effect of Termination. The termination of this Agreement pursuant to Section 15(a) shall not affect the right of any party to bring any action for breach of this Agreement, and the obligations of the parties under Sections 16, 17(m) and 17(r) of this

Agreement shall survive any such termination, and this Agreement shall survive in its entirety in the event a Closing occurs with respect to any of the Hotels. Each of the IH Entities and the IH Manager shall be jointly and severally liable for any breach of this Agreement by any of the IH Entities or the IH Manager, and each of the REIT Parties shall be jointly and severally liable for any breach of this Agreement by any of the REIT Parties. Notwithstanding the foregoing, the REIT Parties shall not have any liability or obligation for any breach which is not material or for any breach which does not constitute willful misconduct or bad faith. Notwithstanding the foregoing, neither the IH Entities nor the IH Manager shall have any liability or obligation for the failure to satisfy the condition set forth in Section 8(b)(v) hereof, provided that the IH Manager shall have used its good faith efforts to satisfy such condition.

16. Indemnification.

(a) General. The IH Entities and the IH Manager shall jointly and severally indemnify the REIT Parties and the REIT Parties shall jointly and severally indemnify the IH Entities and the IH Manager as provided in this Section 16. No specifically enumerated indemnification obligation with respect to a particular subject matter as set forth below shall limit or affect the applicability of a more general indemnification obligation as set forth below with respect to the same subject matter. For the purposes of this Section 16, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at each Closing with the same effect as if originally made at each Closing.

(b) Certain Definitions. As used in this Agreement, the following terms shall have the indicated meanings:

(i) “Damages” shall mean all liabilities, demands, claims, actions or causes of action, regulatory or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses, sustained or incurred in connection with the defense or investigation of any such claim;

(ii) “Third Party Claim” shall mean any claim, action, suit, proceeding, investigation or like matter which is asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which an Indemnified Party is subject and to which an indemnification obligation is owed hereunder.

(iii) “Indemnified Party” shall mean, as to a particular matter, a party to which an indemnification obligation is owed under this Section 16.

(iv) “Indemnifying Party” shall mean, as to a particular matter, a party which owes an indemnification obligation under this Section 16.

(c) Indemnification Obligations of the IH Entities and the IH Manager. The IH Entities and the IH Manager shall jointly and severally indemnify, save and keep harmless the REIT Parties and their successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

(i) any inaccuracy in or breach of any representation or warranty made by any of the IH Entities or the IH Manager in this Agreement or in any closing document delivered to the REIT Parties in connection with this Agreement;

(ii) any breach by any of the IH Entities or the IH Manager of, or failure by any of the IH Entities or the IH Manager to comply with, any of its covenants or obligations under this Agreement (including, without limitation, their obligations under this Section 16);

(iii) the operations of the Hotels by the Lessees prior to the applicable Lease Assignment Time, including, without limitation, claims or causes of action relating in any way to any employees of the Lessees based upon events occurring prior to the applicable Lease Assignment Time; or

(iv) any untrue statement of a material fact or omission of any material fact included in written information provided by any IH Entities or the IH Manager to any of the REIT Parties or their respective permitted successors and assigns or the TRS Lessee expressly for inclusion in any report filed under the Securities Exchange Act of 1934, as amended, or registration statement or prospectus (or any amendment or supplement thereto) filed under the Securities Act of 1933, as amended.

(d) Indemnification Obligations of the REIT Parties. The REIT Parties shall jointly and severally indemnify, save and keep harmless the IH Entities and the IH Manager and their successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of:

(i) any inaccuracy in or breach of any representation or warranty made by any of the REIT Parties in this Agreement or in any closing document delivered to the IH Entities or the IH Manager in connection with this Agreement; or

(ii) any breach by any of the REIT Parties of, or failure by any of the REIT Parties to comply with, any of its covenants or obligations under this Agreement (including, without limitation, their obligations under this Section 16).

(e) Cooperation. Subject to the provisions of Section 16(g), an Indemnified Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said Third Party Claim.

(f) Subrogation. The Indemnifying Party shall not be entitled to require that any action be brought against any other person before action is brought against it hereunder by an Indemnified Party but shall be subrogated to any right of action to the extent that it has paid or successfully defended against any Third Party Claim.

(g) Third Party Claims. Within ten (10) business days after the receipt of notice of a Third Party Claim, the Indemnified Party receiving the notice of the Third Party Claim shall (i) notify the Indemnifying Party of its existence setting forth with reasonable specificity the facts and circumstances of which such party has received notice and (ii) specify the basis hereunder upon which the Indemnified Party’s claim for indemnification is asserted. The Indemnified Party may, upon reasonable notice, tender the defense of a Third Party Claim to the Indemnifying Party. If (1) the defense of a Third Party Claim is so tendered and within thirty (30) days thereafter such tender is accepted without qualification by the Indemnifying Party and with an acknowledgment of the requirement to provide indemnification with respect to such Third Party Claim or (2) within thirty (30) days after the date on which written notice of a Third Party Claim has been given pursuant to this Section 16(g), the Indemnifying Party shall acknowledge in writing to the Indemnified Party and without qualification its indemnification obligations with respect to such Third Party Claim; then, except as hereinafter provided, the Indemnified Party shall not have the right to, and the Indemnifying Party shall, contest, defend, litigate or settle such Third Party Claim. Failure to provide notice of a Third Party Claim shall not relieve an Indemnifying Party of any obligation with respect thereto except to the extent that such Indemnifying Party is materially and actually prejudiced by such failure. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided. The Indemnifying Party shall lose its right to defend, contest, litigate and settle the Third Party Claim if it shall fail to diligently contest the Third Party Claim. So long as the Indemnifying Party has not lost its right and/or obligation to defend, contest, litigate and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in its discretion exercised in good faith, and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle shall be given to the Indemnified Party. All expenses (including without limitation attorneys’ fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party. Notwithstanding the foregoing, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party shall be required by an Indemnifying Party to (A) enter into any settlement that does not include as unconditional terms thereof satisfactory confidentiality provisions and the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (B) enter into any settlement that attributes by its terms liability to the Indemnified Party or (C) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Section 16 shall relieve it of such obligations to the extent they exist. If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Section 16(g), or if, in accordance with the foregoing, the Indemnifying Party shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this Section 16(g), the Indemnified Party so contests, defends, litigates or settles a Third Party Claim, for which it is entitled to indemnification hereunder as hereinabove provided, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys’ fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of reasonably itemized bills for said attorneys’ fees and other expenses. An Indemnifying Party shall not have the right to defend or exclusively defend, and the Indemnified Party will have the right to defend or co-defend at the expense of the Indemnifying Party, a Third Party Claim if the Indemnifying Party or its counsel has a conflict with respect to the defense of such Third Party Claim and its indemnification obligations hereunder.

17. Miscellaneous.

(a) Amendments. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

(b) Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to the REIT Parties:	Innkeepers USA Trust 306 Royal Poinciana Way Palm Beach, Florida 33480 Attention: Mark A. Murphy Facsimile: (561) 832-2332

With Copies to:	Greenberg Traurig 77 W. Wacker Drive, Suite 2500 Chicago, Illinois 60601 Attention: Peter H. Lieberman Facsimile: (312) 456-8435

Greenberg Traurig 77 W. Wacker Drive, Suite 2500 Chicago, Illinois 60601 Attention: Todd A. Mazur Facsimile: (312) 456-8435

If to the IH Entities:	Innkeepers Hospitality 302 Royal Poinciana Way Palm Beach, Florida 33480 Attention: Jeffrey H. Fisher Facsimile: (561) 835-1800

With Copies to:	Patton Boggs LLP 8484 Westpark Drive, Suite 900 McLean, Virginia 22102 Attention: Christopher G. Townsend

Facsimile: (703) 744-8001

Any such notices may be sent by (i) certified mail, return receipt requested, postage prepaid in the U.S. mail, (ii) a nationally recognized overnight courier, or (iii) facsimile transmission. All notices shall be deemed delivered upon receipt or refusal to accept delivery. The above addresses and facsimile numbers may be changed by written notice to the other party; provided that no notice of a change of address or facsimile number shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

(c) Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties (which may be withheld for any reason or no reason whatsoever), except that at or prior to any Closing the REIT may assign its rights and delegate its duties under this Agreement to one or more of its subsidiaries and may assign its rights under this Agreement to its lenders for collateral security purposes, and after any Closing the REIT may assign its rights and delegate its duties under this Agreement to any third party capable of performing its duties hereunder.

(d) No Joint Venture. Nothing set forth in this Agreement shall be construed to create a joint venture between any two or more of the parties hereto.

(e) Applicable Law and Consent to Jurisdiction. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Florida applicable to contracts made in that State. This Agreement has been executed and delivered in and shall be deemed to have been made in Palm Beach, Florida. The parties hereto agree to the exclusive jurisdiction of any state or Federal court within the City of West Palm Beach, Florida and the county of Palm Beach, Florida with respect to any claim or cause of action arising under or relating to this Agreement, and waive personal service of any and all process upon it, and consent to all services of process being made by registered mail, directed to it at its address as set forth in Section 17(b), and service so made shall be deemed to be completed when received. The parties hereto waive any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder. Nothing in this Agreement shall affect the right to serve legal process in any other manner permitted by law.

(f) WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT.

(g) Time of the Essence. The parties hereto agree that time is of the essence with respect to this Agreement and the transactions contemplated hereby.

(h) Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement or to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

(i) Entire Agreement. This Agreement and the documents and instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties. Each exhibit and schedule shall be considered incorporated into this Agreement and expressly made of part hereof. Any amendments, or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

(j) Headings. Headings of the sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

(k) Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

(l) Enforcement; Attorneys’ Fees. The parties agree that irreparable damage will occur in the event that any of the provisions of this Agreement are not performed in accordance with the specific terms hereof or are otherwise breached. It is accordingly agreed that in addition to any other remedy to which the parties are entitled at law or in equity, the parties shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to seek specific enforcement of the terms and provisions hereof. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorneys’ fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.

(m) Expenses. Except as otherwise set forth in this Agreement, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby, including, without limitation, financial advisors’, attorneys’, accountants’ and other professional fees and expenses.

(n) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

(o) Risk of Loss. In the event of a casualty or condemnation affecting any Hotel, no party shall have the right to terminate this Agreement and the applicable Lessee shall hold and assign, as of the applicable Lease Assignment Time, to the applicable Lessor or TRS Lessee any and all proceeds of property insurance or any condemnation award relating to such casualty or condemnation that it receives or is entitled to receive. The applicable Lessee shall be entitled to retain the proceeds of business interruption insurance payable to such Lessee as a result of such casualty or condemnation affecting any Hotel prior to or as of the applicable Lease Assignment Time, subject to such Lessee continuing to pay all Rent under the applicable Lease, when due, prior to and through the applicable Lease Assignment Time.

(p) Default. Subject to the limitations, terms and conditions contained elsewhere in this Agreement, in the event that any of the REIT Parties default in its obligations under this Agreement, each of the IH Entities and the IH Manager shall have any and all rights at law and in equity. Subject to the limitations, terms and conditions contained elsewhere in this Agreement, in the event that any of the IH Entities or the IH Manager default in its obligations under this Agreement, the REIT Parties shall have any and all rights at law and in equity.

(q) Offsets. The parties hereto may offset amounts owed or future amounts owing to other parties hereunder against any amounts owed or future amounts owing pursuant to any other agreements among the parties.

(r) Consents. Whenever the consent or approval of a party is required under this Agreement, such consent shall not be unreasonably withheld or delayed unless the context clearly requires otherwise.

(s) Publicity; Confidentiality. Neither the IH Manager nor any of the IH Entities shall issue or make any reports, statements or releases to the public or generally to its employees, customers, suppliers or other persons with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the REIT, which consent may be withheld in its sole discretion. Each party hereto shall keep confidential, and shall cause its directors, officers, employees, agents, representatives and advisors to keep confidential, any information from time to time received by it from any other party regarding such other party or its business affairs; provided, however, that nothing herein shall restrict the disclosure of any such information to the extent required by statute, rule (including New York Stock Exchange rules and rules and regulations of the Securities Exchange Commission), regulation or judicial process, or the disclosure of any such information which is generally available to the public.

(t) Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(u) NONLIABILITY. NO TRUSTEE, OFFICER, DIRECTOR, SHAREHOLDER, EMPLOYEE, MEMBER OR AGENT OF ANY PARTY HERETO SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, ANY PARTY HERETO. ALL PERSONS DEALING WITH ANY PARTY HERETO, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THAT PARTY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

(v) Survival. All covenants and agreements of the IH Entities, the IH Manager and the REIT Parties shall survive each Closing, and all representations and warranties of the IH Entities, the IH Manager and the REIT Parties shall survive each Closing for a period of five (5) years regardless of any investigation or lack of investigation by any of the parties hereto (and no covenants, agreements or representations and warranties shall merge into any instrument of conveyance).

(w) Rule of Construction. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party. The word “including,” means “including, without limitation.” For clarification purposes, all references to the IH Entities and Lessees herein shall include the IH Manager, which is also a lessee and manager under the Leases.

(x) Final Exhibits. The parties acknowledge and agree that the exhibits and schedules hereto and the exhibits and schedules to the agreements attached hereto will take significant time and effort to complete and agree that, to the extent not completed as of the date hereof, such schedules and exhibits shall be finalized, agreed upon by the parties, and attached hereto and thereto on or prior to the initial Closing, with each party acting in good faith.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

THE REIT PARTIES:

INNKEEPERS USA TRUST

/s/ MARK A. MURPHY
Mark A. Murphy, General Counsel and Secretary

INNKEEPERS USA LIMITED PARTNERSHIP

By:	Innkeepers Financial Corporation
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS FINANCING PARTNERSHIP, L.P.

By:	Innkeepers USA Trust
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, General Counsel and Secretary

INNKEEPERS FINANCING PARTNERSHIP, II, L.P.

By:	Innkeepers Financial Corporation II
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS FINANCING PARTNERSHIP, III, L.P.

By:	Innkeepers Financial Corporation III
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

1

INNKEEPERS FINANCING PARTNERSHIP, IV, L.P.

By:	Innkeepers Financial Corporation V
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RESIDENCE SILI I, L.P.

By:	Innkeepers Financial Corporation III
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RESIDENCE SILI II, L.P.

By:	Innkeepers Residence Sili II, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RESIDENCE EAST LANSING, L.P.

By:	Innkeepers Residence East Lansing, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RESIDENCE GRAND RAPIDS, L.P.

By:	Innkeepers Residence Grand Rapids, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

2

INNKEEPERS RESIDENCE DENVER- DOWNTOWN, L.P.

By:	Innkeepers Financial Corporation III
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RESIDENCE WICHITA EAST, L.P.

By:	Innkeepers Financial Corporation III
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS SCHAUMBURG, L.P.

By:	Innkeepers Financial Corporation V
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS WESTCHESTER, L.P.

By:	Innkeepers Financial Corporation V
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS SUMMERFIELD GENERAL, L.P.

By:	Innkeepers RI Northwest, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

3

INNKEEPERS SUMMERFIELD GENERAL II, L.P.

By:	Innkeepers Financial Corporation V
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RI ALTAMONTE, L.P.

By:	Innkeepers RI Altamonte, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RI GENERAL, L.P.

By:	Innkeepers RI General, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RI NORTHWEST, L.P.

By:	Innkeepers RI Northwest, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS SUNRISE TINTON FALLS, L.P.

By:	Innkeepers Financial Corporation IV
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS HAMPTON NORCROSS, L.P.

By:	Innkeepers Hampton Norcross, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

4

INNKEEPERS RESIDENCE ATLANTA- DOWNTOWN, L.P.

By:	Innkeepers Residence Atlanta-Downtown, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RESIDENCE PORTLAND, L.P.

By:	Innkeepers Residence Portland, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RESIDENCE SAN MATEO, L.P.

By:	Innkeepers Residence San Mateo, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RESIDENCE EDEN PRAIRIE, L.P.

By:	Innkeepers Residence Eden Prairie, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RESIDENCE ARLINGTON (TX), L.P.

By:	Innkeepers Residence Arlington, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RESIDENCE ADDISON (TX), L.P.

5

By:	Innkeepers Residence Addison, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

INNKEEPERS RESIDENCE SHELTON, L.P.

By:	Innkeepers Residence Shelton, Inc.
Its:	General Partner

/s/ MARK A. MURPHY
Mark A. Murphy, Vice President

THE LESSEES:

INNKEEPERS HOSPITALITY, INC.

By:	/s/ JEFFREY H. FISHER
Jeffrey H. Fisher, President

INNKEEPERS HOSPITALITY II, INC.

By:	/s/ JEFFREY H. FISHER
Jeffrey H. Fisher, President

INNKEEPERS HOSPITALITY III, INC.

By:	/s/ JEFFREY H. FISHER
Jeffrey H. Fisher, President

INNKEEPERS HOSPITALITY IV, INC.

By:	/s/ JEFFREY H. FISHER
Jeffrey H. Fisher, President

INNKEEPERS HOSPITALITY V, INC.

By:	/s/ JEFFREY H. FISHER
Jeffrey H. Fisher, President

6

INNKEEPERS HOSPITALITY VI, INC.

By:	/s/ JEFFREY H. FISHER
Jeffrey H. Fisher, President

INNKEEPERS HOSPITALITY VII, INC.

By:	/s/ JEFFREY H. FISHER
Jeffrey H. Fisher, President

INNKEEPERS HOSPITALITY MANAGEMENT, INC.

By:	/s/ JEFFREY H. FISHER
Jeffrey H. Fisher, President

THE MANAGER:

INNKEEPERS HOSPITALITY MANAGEMENT, INC.

By:	/s/ JEFFREY H. FISHER
Jeffrey H. Fisher, President

7

Attachment 1

“Act” shall have the meaning set forth in the Recitals.

“Aggregate Lease Assignment Payment” shall have the meaning set forth in Section 4(c)(i) of this Agreement.

“Agreement” shall have the meaning set forth in the introductory paragraph of this document.

“Assignment Date” shall mean the date on which a Lease is assigned and the related transactions are closed with respect thereto in accordance with the terms of this Agreement.

“Closing” shall have the meaning set forth in Section 6 of this Agreement.

“Closing Date” shall have the meaning set forth in Section 6 of this Agreement.

“Contract” and “Contracts” shall have the meanings set forth in subsection (iv) of the definition of “Leasehold Assets” as set forth in Attachment 1 to this Agreement.

“Damages” shall have the meaning set forth in Section 16(b)(i) of this Agreement.

“Final Operational Settlement Statement” shall have the meaning set forth in Section 4(c)(ii)(2) of this Agreement.

“Franchise Agreement” and “Franchise Agreements” shall have the meaning set forth in the Recitals.

“GAAP” shall mean generally accepted accounting principles and procedures in the United States, as in effect from time to time, consistent with such principles and procedures utilized by the REIT, based on the Uniform System.

“Hotel” and “Hotels” shall have the meanings set forth in the Recitals.

“IH Ancillary Documents” shall have the meaning set forth in Section 5(a)(ii) of this Agreement.

“IH Entities” shall have the meaning set forth in the introductory paragraph of this Agreement.

“IH Manager” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Indemnified Party” shall have the meaning set forth in Section 16(b)(iii) of this Agreement.

“Indemnifying Party” shall have the meaning set forth in Section 16(b)(iv) of this Agreement.

“Individual Lease Assignment Payment” shall have the meaning set forth in Section 4(c)(i) of this Agreement.

“Innkeepers USA Partnership” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Intellectual Property” shall mean all of the following that are owned by or licensed to any of the IH Entities or the IH Manager (a) all domestic and foreign patents and applications, and all reissues, reexaminations, divisions, continuations, renewals, extensions, and continuations-in-part thereof, (b) all inventions (whether patentable or not), improvements, trade secrets, and other proprietary information, including, without limitation, know-how, technology, technical data, schematics and customer lists, and all documentation relating to any of the foregoing, (c) all copyrights, copyright registrations and applications therefor and other rights correspondent thereto, (d) all designs, processes, methods, tooling, drawings, blueprints, product testing data, work methods, bills of materials and specifications and any registrations and applications therefor, (e) all trademarks, service marks, trademark registrations, and trade names (f) all income, royalties, damages and payments now and hereafter due and/or payable with respect to any of the foregoing and (g) all rights to sue for past, present and future infringements or misappropriations of any of the foregoing.

“Interim Lease Termination” shall have the meaning set forth in Section 10 of this Agreement.

“Interim Lease Termination Payment” shall have the meaning set forth in Section 10 of this Agreement.

“Laws” shall have the meaning set forth in Section 5(a)(xviii) of this Agreement.

“Lease” and “Leases” shall have the meanings set forth in the Recitals.

“Lease Assignment Time” shall have the meaning set forth in Section 2(a) of this Agreement.

“Leasehold Assets” shall mean as follows:

(i) All expendable supplies, including, but not limited to, all china, glassware, linens, towels, washcloths, bedding, napkins, tablecloths, silverware, kitchen and bar small goods, paper goods, guest supplies, cleaning and maintenance supplies, office supplies, operating supplies, printing, stationery and uniforms owned by the Lessees and located at the Hotels or held in storage for use at the Hotels;

(ii) All fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances, computer hardware and equipment, software, reservations terminals, vehicles, building materials, telephones and other communications equipment, copiers, facsimile machines, postal machines, televisions, art work, signs, vacuum cleaners, video equipment and other articles of personal property (including any of the foregoing which has been fully depreciated) owned by Lessees and located at the Hotels, held in storage for use at the Hotels or used in the operation of the Hotels, excluding therefrom all property owned by any hotel franchisor or by any tenant under a Space Lease;

(iii) All opened and unopened food and beverages (alcoholic and non-alcoholic) owned by the Lessees and located at the Hotels or held in storage for use at the Hotels;

(iv) All service and equipment contracts, purchase orders, equipment leases, insurance policies and other contracts or agreements relating to the ownership, operation, maintenance, provisioning or equipping of the Hotels, together with all assignable related written warranties and guaranties, but not including any Leases, Franchise Agreements, Licenses or employment agreements or relationships (each a “Contract” and collectively, the “Contracts”);

(v) All goodwill, trade names and logos (if any, and used solely in connection with the Hotels, and only to the extent of Lessees’ interest therein, if any), the Hotels’ websites and web addresses, if any, and the Hotels’ telephone numbers;

(vi) All contracts or reservations for the use or occupancy of guest rooms, meeting rooms and/or banquet facilities of the Hotels, and (except to the extent the TRS Lessees have received a credit therefor on the Settlement Statements) all advance deposits with respect thereto.

(vii) All books of original financial entry, books of account and other records with respect to the Hotels, and all guest lists, customer files, group files, sales records, sales literature, brochures and other written marketing materials used in conducting the business and operations of the Hotels, to the extent in the possession of the Lessees, in such form as they exist on the effective date;

(viii) All federal, state local and foreign governmental licenses, permits, certificates, authorizations and approvals, whether applied for, pending or issued, (1) used in or relating to the ownership, leasing, occupancy or operations of the Hotels, including, without limitation, those necessary for the sale and on-premises consumption of liquor and other alcoholic beverages, to the extent held by the Lessees, or (2) with respect to the operation of the Hotels (each, a “License” and collectively, the “Licenses”);

(ix) All leases, subleases and other agreements for the use of space at the Hotels, including, but not limited to, agreements for the use of rooftop space of the Hotels for communications and leases for vending and laundry machines (each, a “Space Lease” and collectively, the “Space Leases”); and

(x) All petty cash funds at the Hotels and cash in house banks and on deposit, but only to the extent the Lessees have received a credit therefor on the Settlement Statements; and

The parties to this Agreement acknowledge and agree that (a) the Leasehold Assets do not include any computer software which is proprietary to the managers or the franchisors and/or their affiliates, and (b) to the extent any Leasehold Assets are subject to, used by or licensed to the Lessees or the managers under any License or a Franchise Agreement, or are subject to any Contract, such transfer to and use by the TRS Lessees of such Leasehold Assets shall be subject to (i) the terms and conditions of such License, Franchise Agreement, or Contract and (ii) all rights in such Leasehold Assets held by the licensor or franchisor under such License or Franchise Agreement, or the contract party under such Contract.

“Lessee” and “Lessees” shall have the meanings set forth in the introductory paragraph of this Agreement.

“Lessor” and “Lessors” shall have the meanings set forth in the introductory paragraph of this Agreement.

“License” and “Licenses” shall have the meanings set forth in subsection (viii) of the definition of “Leasehold Assets” as set forth in Attachment 1 to this Agreement.

“Management Agreement” shall have the meaning set forth in Section 4(b) of this Agreement.

“Material Adverse Effect” shall mean a material adverse affect on the assets, liabilities, condition (financial or otherwise), business, prospects or results of operations on or with respect to the particular property or entity in question.

“Material Lease Assignment Consents” shall have the meaning set forth in Section 3(c) of this Agreement.

“PIP” shall have the meaning set forth in Section 2(b)(ii) of this Agreement.

“Preliminary Operational Settlement Statement” shall have the meaning set forth in Section 4(c)(ii)(1) of this Agreement.

“REIT” shall have the meaning set forth in the introductory paragraph of this Agreement.

“REIT Ancillary Documents” shall have the meaning set forth in Section 5(b)(ii) of this Agreement.

“REIT Parties” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Rent” shall be the amount payable under each Lease as defined in each Lease.

“Settlement Statements” shall have the meaning set forth in Section 4(c)(ii)(2) of this Agreement.

“Significant Supplies” shall mean supplies in the following categories as required by a franchisor: (a) irons/ironing boards, (b) coffee makers, (c) kitchen supplies, equipment and china for guest rooms in any extended stay Hotels and with respect to continental breakfasts, (d) linens, (e) maintenance supplies, (f) housekeeping supplies, (g) china and (h) other operational supplies, including, without limitation, paper products, cleaning materials and similar items.

“Space Lease” and “Space Leases” shall have the meanings set forth in Section (ix) of the definition of “Leasehold Assets” as set forth in Attachment 1 to this Agreement.

“Third Party Claim” shall have the meaning set forth in Section 16(b)(ii) of this Agreement.

“TRS Lease” and “TRS Leases” shall have the meanings set forth in the Recitals.

“TRS Lessee” and “TRS Lessees” shall have the meanings set forth in the introductory paragraph of this Agreement.

“Uniform System” shall mean the then current edition of the “Uniform System of Accounts for the Lodging Industry” published by the American Hotel and Motel Association, with such modifications as may be required by the provisions of this Agreement, consistent with the application thereof by the REIT.

“WARN Act” shall have the meaning set forth in Section 14(d) of this Agreement.